Exhibit 99.2R.1

                                                                    Exhibit R.1


                   CAMPBELL & COMPANY INVESTMENT ADVISER LLC

                       THE CAMPBELL MULTI-STRATEGY TRUST

                      -----------------------------------


                                CODE OF ETHICS

     Pursuant to Rules 204A-1 and 204-2 under the Investment Advisers Act of 1940, as amended and Rule 17j-1 under the Investment Company
                           Act of 1940, as amended

                                   June 2005







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This Manual is the exclusive property of Campbell & Company Investment Adviser
LLC (the "Adviser") and must be returned to the Adviser should an employee's association with the Adviser terminate for any reason whatsoever. The contents of this Manual are confidential and should not be revealed to third parties.

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


                                    NOTICE

     Campbell & Company Investment Adviser LLC (the "Adviser") maintains a policy of requiring full compliance with all applicable Federal, state and local laws, rules and regulations.

     This Code Of Ethics (the "Code") has been prepared for persons associated with the Adviser and will enable the Adviser to comply with various provisions of the Commodity Exchange Act of 1974, as amended (the "CEAct"), the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Sarbanes-Oxley Act of 2002, as amended ("SOX"), and the rules and regulations adopted by the Securities & Exchange Commission (the "SEC"), the Commodity Futures Trading Commission (the "CFTC"), the National Futures Association (the "NFA") and the Department of Labor (the "DOL").

     This Code should not be construed as legal advice; rather, the purpose of this Code is to offer practical guidelines to employees of the Adviser regarding certain legal issues relating to insider trading and other critical activities of the Adviser. This Code does not seek to be a comprehensive guide to all issues that might arise as a result of the Adviser's activities. Rather, only those issues that have been shown to recur during the course of the Adviser's activities have been selected for discussion in this Code. Employees of the Adviser should recognize that more detailed procedures may be developed, by department or group, as deemed necessary and appropriate by the Adviser's Compliance Department.

     Unless specifically noted, the policies set forth herein apply to all employees of the Adviser; additionally, certain aspects of this Code may be applied to consultants and independent contractors retained from time to time by the Adviser (collectively, "Employees"). If you retain consultants or contractors who may have access to sensitive information about the Adviser or its business, you should consult the Compliance Department.

     Although this Code is lengthy, it is critical that all employees of the Adviser read, understand and adhere to the policies set forth herein. Failure to do so may result in severe criminal and civil legal penalties against the Adviser, clients of the Adviser, including investment funds managed by the Adviser, and the Employee involved, as well as sanctions (which may include dismissal) by the Adviser against the Employee.

     Given the limitations of space, this Code cannot offer a definitive treatment of the topics included herein. Thus, Employees are encouraged to contact the Compliance Department regarding any issues that they encounter that are not discussed in this Code. If necessary, the Compliance Department will obtain further advice regarding such issues from outside legal counsel. Unless an urgent situation exists and the Compliance Department is unavailable, no Employee should contact outside legal counsel to the Adviser without prior authorization from the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer.

     The Adviser reserves its exclusive right, in its absolute discretion, to modify, interpret or depart from any of the provisions of this Code at any time. The provisions of this Code are not intended, nor are they to be construed, to constitute an express or implied contract for employment between the Adviser and any Employees. Unless other specific arrangements have been entered into, Employees of the Adviser are employees-at-will.


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     FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS CODE
CONSTITUTES A BREACH OF AN EMPLOYEE'S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH THE ADVISER'S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW.

     APPROPRIATE REMEDIAL ACTION BY THE ADVISER MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES, OR SUSPENSION OR TERMINATION OF EMPLOYMENT.


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I.  DEFINITIONS

     A. Adviser. The term "Adviser" means Campbell & Company Investment Adviser LLC, a registered investment adviser under the Advisers Act.

     B. Trust. The term "Trust" means The Campbell Multi-Strategy Trust, a registered investment company advised by the Adviser.

     C. Covered Person. The term "Covered Person" includes: (i) each "Advisory Person" employed, whether on a full-time or part-time basis, by the Adviser or the Trust; and (ii) each member, director or officer of the Adviser or the Trust.

     D. Advisory Person. The term "Advisory Person" means (a) any employee of the Adviser, any fund or any company in a control relationship to the Adviser or the Trust, who has access to non-public information regarding a Client's purchase or sale of Securities, or who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security on behalf of a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and/or (b) any natural person in a control relationship to the Adviser or the Trust who obtains information concerning recommendations made on behalf of a Client with regard to the purchase or sale of a Security.

     E. Client. The term "Client" means any investment entity or account advised or managed by the Adviser, including, but not limited to, registered investment companies.

     F. Security. The term "Security" has the same meaning as it has in
Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of the Advisers Act. The following are Securities:

     Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     It should be noted that the term "Security" includes a right to acquire a security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

     G. Futures Interest. The term "Futures Interest" means commodities, futures, forwards and options, whether traded on an organized exchange or otherwise, including, but not limited to, cash foreign exchange instruments. It should be noted, however, that futures and options on any group or index of Securities are deemed to be Securities.

     H. Excluded Securities. The term "Excluded Securities" means U.S. government securities; bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and is rated in one or more of the two highest rating categories by a Nationally Registered Statistical Rating Organization), including, but not limited to, repurchase agreements; shares issued by money market


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funds; and shares issued by open-end investment companies registered under the
1940 Act (other than registered investment companies advised by the Adviser).

     I. Pecuniary Interest. One will be deemed to have a "Pecuniary Interest" in a Security or Futures Interest if one, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security or Futures Interest. The term "Pecuniary Interest" is construed very broadly.

     The following examples illustrate this principle:

          o Ordinarily, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by members of one's immediate family(1) who live in the same household;

          o If one is a general partner of a general or limited partnership, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by the partnership;

          o If one is a shareholder of a corporation or similar business entity, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by such entity if one is a controlling shareholder of the entity, or has or shares investment control over the entity's investment portfolio;

          o If one has the right to acquire Securities and/or Futures Interests through the exercise or conversion of a derivative security, one will be deemed to have a "Pecuniary Interest" in such Securities or Futures Interests, whether or not one's right is presently exercisable;

          o If one is a member-manager of a limited liability company, one will be deemed to have a "Pecuniary Interest" in the Securities and/or Futures Interests held by the limited liability company; and

          o Ordinarily, if one is a trustee or beneficiary of a trust where he or she, or members of one's immediate family, has a vested interest in the principal or income of the trust, he or she will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests held by the Trust.

     If you have any questions about whether an interest in a Security or Futures Interest, or in an account, constitutes a Pecuniary Interest", please contact the Compliance Department.

     J. Beneficial Ownership. One will be deemed to have "Beneficial Ownership" in a Security or of a Futures Interest if: (1) one has a Pecuniary Interest in such Security or Futures Interest; (2) one has voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or (3) one has the power to dispose of, or direct the disposition of, such Security or Futures Interest.

     If you have any questions about whether an interest in a Security or Futures Interest, or in an account, constitutes Beneficial Ownership, please contact the Compliance Department.

------------------------------
(1) For purposes of this Manual, the term "immediate family" includes a Covered Person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.


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     K. Independent Director. The term "Independent Director" means a Director of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

     L. Chief Compliance Officer. The Chief Compliance Officer is Craig A. Weynand, Vice President and General Counsel of the Adviser.

II. PERSONAL INVESTMENT AND TRADING POLICY

     A. General Statement.

          The Adviser and the Fund have adopted this Code in compliance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the 1940 Act.

          The Adviser and the Trust seek to foster and maintain a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in the Adviser and the Trust is highly valued and must be protected. As a result, any activity that (1) creates even the suspicion of misuse of material, non-public information by the Adviser or any Covered Person, (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor, or (3) creates any actual or potential conflict of interest, or even the appearance of a conflict of interest, between the Client or investor, on the one hand, and the Adviser or any Covered Person, on the other hand, must be avoided.

          In addition, the federal securities laws require that an investment adviser maintain a record of every transaction in any Security or Futures Interest (with certain exceptions, as described below) in which any Covered Person acquires a Pecuniary Interest, except any transaction in which the Covered Person has no direct or indirect control or influence.

          The Adviser and the Trust have developed the following policies and procedures relating to personal Securities and Futures Interests trading in order to ensure that each Covered Person satisfies this Code and the record-keeping requirements. If there is ever any doubt as to whether or not a possible conflict of interest is involved, you should consult with the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer. Any information received in this connection will, to the extent possible, be held in strict confidence.

          These requirements are not applicable to Independent Directors. Please refer to Section II. F. herein for a discussion of the requirements applicable to Independent Directors.

     B. Compliance with the Code; Reporting Violations.

          Compliance with the letter and intent of the specific provisions described herein, as well as compliance with all applicable securities laws, is required under the Code and is essential to your continued affiliation with the Adviser and/or the Trust. For purposes of this Code, "applicable securities laws" is defined as the CEAct, the 1940 Act, the Securities Act, the Exchange Act, ERISA, the Advisers Act, SOX, and the rules and regulations adopted by the SEC, the CFTC, the NFA and the DOL.

          Each violation of the Code must be promptly reported to the Chief Compliance Officer, the Chief Financial Officer or the Chief executive Officer, and may result in disciplinary action, including, but not limited to, when appropriate, termination of employment. Furthermore, any profits realized from a violation of the Code will be required to be disgorged. Retaliation against any person


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reporting an actual or potential violation of the Code is strictly prohibited, and any such retaliation will in and of itself be deemed a violation of the Code.

     C. Requirements of this Code and its Policies.

          1. Duty to Comply with Applicable Laws. All Covered Persons are required to conduct their personal financial transactions in a manner that complies with all applicable securities laws and the fiduciary duty owed by the Adviser to its Clients.

          2. Duty to Report Violations. All Covered Persons are required to report violations of this Code and its policies to the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer, promptly after learning of such violations.

     D. Restrictions on Covered Persons Trading in Securities

          1. General Statement. No Covered Person may engage in a transaction in a Security that is also the subject of a transaction by or on behalf of a Client if such Covered Person's transaction would disadvantage or appear to disadvantage the Client or if such Covered Person would profit from or appear to profit from the transaction, whether or not at the expense of the Client. The following specific restrictions apply to all Covered Persons' trading activities (other than Independent Directors):

               (a) Any transaction in a Security in anticipation of Client orders (front running) is prohibited;

               (b) Any transaction in a Security which the Covered Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale(2), by or on behalf of a Client is prohibited until the Client's transaction has been completed or consideration of such transaction is abandoned;

               (c) Any same-day transaction in a Security in which any Client has a pending or actual transaction is prohibited;

               (d) Any transaction in a Security during the period which begins seven business days before and ends seven business days after any Client has traded in that Security is prohibited;

               (e) Any short selling or option trading that is economically opposite to any pending transaction for the Trust or any other Client is prohibited; and

               (f) Any transaction in a Security that would result in a Covered Person's profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) security within sixty (60) calendar days, is prohibited.

          All other transactions in Securities, other than Exempt Transactions described below, must be precleared by the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer, pursuant to Section 4(b) herein.


-------------------------------
(2) A Security is "being considered for purchase or sale" the earlier of when
(i) a recommendation to purchase or sell has been made and communicated, or
(ii) the Security is placed on the Adviser's research list and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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          2. Use of Broker-Dealer and Brokerage Accounts. You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

          3. Exempt Transactions that do not Require Preclearance and/or are not Subject to the Restrictions on Futures Interests Trading. The following are Exempt Transactions that do not require preclearance and are not subject to the restrictions on Futures Interest trading:

               (a) Purchases of Excluded Securities.

               (b) Any transaction in Securities or Futures Interests in an account over which you do not have any direct or indirect influence or control. Please not that there exists a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family (as such term is defined in Footnote 1) sharing the same household, but this presumption may be rebutted upon a showing of clear and convincing evidence.

               (c) Purchases of Securities or Futures Interests under automatic investment plans, dividend reinvestment plans or under an employer-sponsored, automatic payroll deduction, cash purchase plan.

               (d) Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

               (e) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

               (f) Subject to the preclearance restriction applicable to private placements set forth herein, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for, publicly-traded securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

               (g) Such other classes of transactions as may be exempted from time to time by the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer, based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Adviser Act or Rule 17j-1 under the 1940 Act. The Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer may exempt designated classes of transactions from any of the provisions of this Code and its policies, except the provisions set forth herein under the heading "Reporting".

               (h) Such other specific transactions as may be exempted from time to time by the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer. On a case-by-case basis when no abuse is involved, the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer may exempt a specific transaction from any of the provisions of this Code and its policies, except the provisions set forth herein under the heading "Reporting". The form for requesting approval from the Chief Compliance Officer is attached to this Code as Appendix V.


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          4. Preclearance and Verification Procedures to Implement Trading
Restrictions. The following procedures shall govern all transactions in Securities in which a Covered Person has or seeks to obtain any Beneficial Ownership ("Covered Person Accounts"), except for Exempt Transactions. Please note that, among other transactions, the preclearance requirement applies to transactions in which securities are acquired in an initial public offering and transactions in which Securities are acquired in a private placement.

               (a) Covered Person Transactions Subject to Preclearance. As described herein, certain Covered Person transactions in Securities (other than Excluded Securities) are subject to preclearance and subsequent review by the Chief Compliance Officer. A transaction for a Covered Person Account may be disapproved if it is determined by the Chief Compliance Officer that the Covered Person is unfairly benefiting from, or that the transaction is in conflict with or appears to be in conflict with, any "Client Transaction", any of the above trading restrictions, or this Code and its policies. Client Transactions include transactions for any Client or any other account managed or advised by any Covered Person for a fee.

               The determination that a Covered Person may unfairly benefit from, or that a Covered Person transaction may conflict with or appear to conflict with, a Client Transaction will be subjective and individualized, and may include questions about timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent to the transaction or series of transactions in question. It is possible that a disapproval of a transaction could be costly to a Covered Person or a Covered Person's family; therefore, each Covered Person should take great care to adhere to the Adviser's trading restrictions and avoid conflicts or the appearance of conflicts.

               Any disapproval of a Covered Person transaction shall be in writing. A Covered Person may appeal any such disapproval by written notice to the Chief Compliance Officer within two business days after receipt of a notice of disapproval; such appeal shall be resolved promptly by the Adviser's outside counsel.

               (b) Procedures for Preclearance.

                    (i) Transactions through Brokers or Banks. Transactions through brokers or banks are permitted only after the Covered person has: (x) provided written notice to the Compliance Department prior to opening or placing an initial order in an account with such broker or bank, or, if an account(s) with such broker or bank was established prior to the implementation of this Code and its policies, has provided the Compliance Department with written details about the account(s); (y) obtained the written clearance of the Chief Compliance Officer prior to opening or placing initial orders in such account or, in the case of a pre-existing account, placing any further orders in such account; and (z) provided such broker or bank with a written notice of the Covered Person's affiliation with the Adviser and requested that copies of trade confirmations and statements be sent to the Compliance Department. A copy of such written notice and request should also be provided to the Compliance Department. See Section III herein, under the heading "Reporting", for a discussion of the reporting requirements applicable to Covered Persons.

                    After a Covered Person has obtained clearance to execute transactions through a broker or bank, the Covered Person must submit a Covered Person Trade Preclearance Form (a copy of which is attached hereto as Appendix V) to the Compliance Department prior to executing each transaction through the broker or bank. The Compliance Department will notify a Covered Person within two (2) business days of any conflict and will advise whether the Covered Person's transaction has been cleared.

                    (ii) Other Transactions. All other Covered Person transactions in Securities (e.g., participation in a privately-negotiated transaction), other than Exempt Transactions, must be cleared in writing by the Chief Compliance Officer prior to the Covered Person entering into the transaction. If a Covered Person wishes to engage in such a transaction, he or she must submit a Covered Person Trade Preclearance Form to the Compliance Department. The Compliance Department will notify a Covered Person within five
(5) business days of any conflict and will advise whether the Covered Person's transaction has been cleared.

                    (iii) Approval Valid Only on Day Approval is Granted. Approvals are valid until the close of business on the day approval has been granted. If a trade is not executed by the close of business, a new Covered Person Trade Preclearance Form must be submitted.

     E. Restrictions on Covered Persons Trading in Futures Interests. Any and all trading of Futures Interests by Covered Persons is prohibited, unless the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer otherwise consent to such trading in writing. It is expected that such consent will only be given in extraordinary circumstances and, in such instances, preclearance and reporting procedures will be established on a case-by-case basis; such preclearance and reporting procedures may be substantively identical to or materially different from those governing the trading of Securities by Covered Persons described herein.

     F. Trading Policy Applicable to Independent Directors of the Fund. An Independent Director must obtain prior written approval from the Chief Compliance Officer regarding a transaction in a Security or Futures Interest (other than Excluded Securities) held in his or her own name or in which he or she holds Beneficial Ownership, only if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Trust, should have known about any Security or Futures Interest that, during the fifteen (15) day period immediately before or after the date of the transaction by that Director, was purchased or sold by the Trust or was being considered by the Adviser for purchase or sale by the Trust.

III. REPORTING

     A. Reports about Securities Holdings and Transactions. As part of the Trust's obligations in maintaining a Code of Ethics under Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Advisers Act, each Covered Person must provide to the Adviser periodic written reports about his or her Securities holdings, transactions and accounts (and the Securities holdings, transactions and accounts of other persons if he or she has a Beneficial Ownership interest in such holdings, transactions and accounts). The nature and content of these reports are generally controlled and governed by certain requirements promulgated by the SEC. The reports are intended to identify conflicts of interest that could arise when a Covered Person invests in a Security or holds an account(s) that permits such investments, and to promote compliance with this Code. The Adviser is sensitive to privacy concerns, and will employ its best efforts to ensure that any such reports are not disclosed to anyone unnecessarily. Report Forms are attached hereto. The reporting requirements are not applicable to Independent Directors. Please refer to Section III. C. herein for a discussion of the requirements applicable to Independent Directors.

     Failure to file a timely, accurate and complete report constitutes a serious breach of SEC rules and regulations. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions, including, but not limited to, identification by name to the board of directors of the Trust or any other board of any registered investment company advised by the Adviser, withholding of salary and/or bonus, or termination of employment.

          1. Initial Holdings Report. Within ten (10) days after you commence employment with the Adviser, you must submit to the Adviser a report (a form of which is attached hereto as Appendix II) based on information that is current as of a date not more than forty-five (45) days prior to the date you become a Covered Person, that contains the following:

               (a) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each Security (excluding Excluded Securities) in which you had any direct or indirect Beneficial Ownership interest when you commenced employment with the Adviser. If you have a broker account statement that contains all required information in one document, you may satisfy the initial holdings report requirement by confirming the accuracy of the statement in writing. If you do not have such a consolidated statement, you must create and certify a composite report.

               (b) The name and address of any broker, dealer, bank or other institution (such as a general partner of a limited partnership or transfer agent of a company) that maintained any account in which any Securities were held for your direct or indirect Beneficial Ownership when you commenced employment with the Adviser, and the account numbers and names of the persons for whom the accounts are held. All Securities accounts (including accounts holding Excluded Securities) must be identified. The report must be provided in composite form.

               (c) A statement (and a letter or other evidentiary showing) that you have instructed each broker, dealer, bank or other institution to provide duplicate account statements and confirmations of all Securities transactions to the Adviser, unless the Adviser indicates that the information is otherwise available to it.

               (d) The date as of which you submitted the report.

          2. Quarterly Transaction Report. Within thirty (30) days after the end of each calendar quarter, you must submit to the Adviser a report (a form of which is attached hereto as Appendix III) that contains the following:

               (a) With respect to any transactions during the quarter in a Security (excluding Excluded Securities) in which you had any direct or indirect Beneficial Ownership interest:

                    (i) The date of the transaction, the name/title and symbol, interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each Security involved;

                    (ii) The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                    (iii) The price at which the transaction in the security was effected;

                    (iv) The name of the broker, dealer, bank or other institution with or through which the transaction was effected.

               (b) The name and address of any broker, dealer, bank or other institution (such as a general partner of a limited partnership or transfer agent of a company) that maintained any account in which any Securities were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

               (c) A statement (and a letter or other evidentiary showing) that you have instructed each broker, dealer, bank or other institution that has established a new account for your direct or indirect Beneficial Ownership during the past quarter to provide duplicate account statements and confirmations of all Securities transactions to the adviser, unless the Adviser indicates that the information is otherwise available to it.

               (d) The date as of which you submitted the report.

          3. Annual Holdings Report. Annually, you must submit to the Adviser a report (a form of which is attached hereto as Appendix II), based on information that is current as of not more than forty-five (45) days before the date of the report, that contains the following:

               (a) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each Security (excluding Excluded Securities) in which you had any direct or indirect Beneficial Ownership on the effective date. If you have a broker account statement that contains all required information in one document, you may satisfy the annual holdings report requirement by confirming the accuracy of the statement in writing. If you do not have such a consolidated statement, you must create and certify a composite report.

               (b) The name and address of any broker, dealer, bank or other institution (such as a general partner of a limited partnership or transfer agent of a company) that maintained any account in which any Securities were held for your direct or indirect Beneficial Ownership on the effective date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established. All Securities accounts (including accounts holding Excluded Securities) must be identified. The report must be provided in composite form.

               (c) A statement (and a letter or other evidentiary showing) that you have instructed each broker, dealer, bank or other institution to provide duplicate account statements and confirmations of all Securities transactions to the Adviser, unless the Adviser indicates that the information is otherwise available to it.

               (d) The date as of which you submitted the report.

Exception to the Requirement to List Transactions or Holdings: You need not list any Securities transactions or holdings in any account over which you had no direct or indirect influence or control, or with respect to transactions effected pursuant to an automatic investment plan, unless specifically requested to do so by the Adviser. However, you must identify the existence of the account in your list of securities accounts.

Please consult with the Chief Compliance Officer if you have any questions concerning the nature and content of the Adviser's reporting requirements.

     B. Reporting Requirements Applicable to Independent Directors.

          1. An Independent Director need only report a transaction in a Security or a Futures Interest if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Trust, should have known that, during the fifteen
(15) day period immediately before or after the date of the transaction by that Director, such Security or Futures Interest was purchased or sold by the Trust or was being considered for purchase or sale by the Trust.

          2. As indicated under section VI of this Code and its policies, Independent Directors are required to certify annually that (1) they have read and understand and agree to abide by this Code and its policies; (2) they have complied with all requirements of this Code and its policies, except as otherwise reported to the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under this Code and its policies.

     C. Review of Reports and Other Documents. The Compliance Department will promptly review each report submitted by Covered Persons, as well as each transaction confirmation or account statement received from any institution that maintains an account of a Covered Person.

IV. STATEMENT ON INSIDER TRADING

     A. Background. The term "insider trading" means the trading of Securities and/or Futures Interests while in possession of material, nonpublic information and/or the improper communication of such information to others. Insider trading may expose a person to stringent penalties; criminal sanctions may include, but are not limited to, a fine of up to $1,000,000 and/or ten years' imprisonment. Furthermore, the SEC may recover the profits gained or losses avoided through insider trading, obtain a penalty of up to three (3) times the illicit windfall, and/or issue an order permanently barring a person from the securities industry. Investors may also sue seeking to recover damages for insider trading violations.

     Regardless of whether a federal inquiry occurs, the Adviser views seriously any violation of the Statement on Insider Trading (the "Statement"). Any such violation constitutes grounds for disciplinary sanctions, including, but not limited to, dismissal.

     The law of insider trading is complex; therefore, a Covered person may legitimately be uncertain concerning the application of the Statement to a particular circumstance. A question could forestall disciplinary action or complex legal problems. Covered Persons should direct any questions concerning the Statement and/or a particular circumstance to the Chief Compliance Officer. A Covered Person must also notify the Chief Compliance Officer immediately if he or she has reason to believe a violation of the Statement has occurred or is about to occur.

     B. Statement on Insider Trading

          1. Buying or selling Securities or Futures Interests on the basis of material non-public information is strictly prohibited. This includes purchasing or selling (i) for a Covered Person's own account or one in which a Covered Person has a financial interest, (ii) for a Client's account, or (iii) for the Adviser's inventory or proprietary account(s). If any Covered Person is uncertain as to whether information is "material" or "non-public", the Chief Compliance Officer should be consulted.

          2. Disclosing inside information to inappropriate persons, whether in exchange for consideration or otherwise (i.e., tipping), is strictly prohibited. Inside information must be disseminated solely on a "need to know basis" and only to appropriate persons. The Chief Compliance Officer should be consulted should a question arise as to who may be privy to inside information.

          3. Assisting anyone transacting business on inside information through a third party is strictly prohibited.

          4. The following discusses principles important to this Statement:

               (a) What is "Material" Information? Information is "material" when there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions. Generally, this material information is information the disclosure of which will have a substantial effect on the price of a Security or Futures Interest. No simple "bright line" test exists to determine when information is material; rather, assessments of materiality often involve highly fact-specific inquiries and determinations. A Covered Person should direct any questions concerning whether information is material to the Chief Compliance Officer.

               Material information often relates to results, operations, supply, or demand, and such information may include, but is not limited to, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, extraordinary management developments, and general or industry specific forecasts and data. Material information may also relate to the specific market or industry for a Security or Futures Interest. Information about a significant transaction to purchase or sell a Security or Futures Interest may, in some contexts, be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.

               (b) What is "Non-public" Information? Information is "non-public" until it has been disseminated broadly to investors throughout the marketplace. Tangible evidence of such dissemination is often the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency or the Dow Jones "tape", the Wall Street Journal, or some other general circulation publication, and only after sufficient time has passed to allow for the information to be disseminated widely.

          5. Identifying Inside Information. Before executing any trade for one's self or others, including for or on behalf of Clients, a Covered Person must determine whether he or she has access to material, non-public information. If a Covered Person believes that he or she might have access to material, non-public information, he or she should take the following steps:

               (a) Immediately alert the Compliance Department, so that trading in the Security may be restricted;

               (b) Refrain from the purchase or sale of the Security on his or her behalf or for others, including for or on behalf of Clients;

               (c) Refrain from communicating the information to any persons, whether within or external to the Adviser; provided, however, that he or she should communicate the information to the Compliance Department as referenced in (a) immediately above.

          The Chief Compliance Officer, the Chief Executive Officer or the Chief Executive Officer will review the issue, determine whether the information is material and non-public and, if so, decide what action the Adviser will take.

          6. Contacts with Public Companies; Tender Offers. Contacts with public companies, if any, may from time to time represent a portion of the Adviser's research efforts, and the Adviser may therefore from time to time make investment decisions on the basis of conclusions formed through such contacts and the analysis of publicly available information. Difficult legal issues may arise, however, when a Covered Person, in the course of such contacts, becomes aware of material, non-public information. For example, a company's CFO may prematurely disclose quarterly results, or an investor relations representative may make a selective disclosure of adverse news to certain investors. In such situations, the Adviser must make a judgment about its further conduct. To protect one's self, the Adviser's Clients and the Adviser itself, a Covered Person should immediately contact the Compliance Department if he or she believes that he or she may have received material, non-public information.

          Tender offers are of particular concern to the law governing insider trading, primarily for two reasons. Foremost, tender offer activity often results in extraordinary movement in the price of certain Securities. Second, the SEC has adopted a rule which expressly forbids one to trade and/or "tip" while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either such party. Covered Persons must therefore exercise particular caution if at any time they become aware of material, non-public information relating to a tender offer.

     C. Procedures to Implement the Statement.

          1. Responsibilities of Covered Persons. All Covered Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or unintentionally occur. In this regard, all Covered Persons are responsible for the following:

               (a) Reading, understanding, agreeing to and complying with this Code and its policies, generally, and the Statement and insider trading policies, specifically, contained herein. Each Covered Person will be requested to sign an acknowledgement that he or she has read, understands, agrees to and will comply with any and all responsibilities in this regard.

               (b) Ensuring that no trading occurs for a Covered Person's account(s), for any account in which such Covered Person has any direct or indirect Beneficial Ownership interest, for or on behalf of any Client account, or in Securities for which he or she may possess inside information.

               (c) Refraining from disclosing inside information obtained from any source whatsoever to any and all inappropriate persons. Disclosure to family, friends or acquaintances may be grounds for immediate sanctions, including, but not limited to, termination;

               (d) Consulting with the Compliance Department when questions arise regarding insider trading or when potential violations of this Code and its policies; generally, and the Statement and insider trading policies, specifically, are suspected;

               (e) Ensuring that the Adviser receives copies of transaction confirmations and account statements from any and all brokers, dealers, banks or other institutions, holding the account(s) of a Covered Person and that of a Covered Person's immediate family (as such term is defined in Footnote 1);

               (f) Advising the Compliance Department of any and all outside activities, directorships or major ownership (that which is equal to or exceeds 5%) of a public company. No Covered Person may engage in any outside activities as an employee, proprietor, partner, consultant, trustee, officer or director without the prior written consent of the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer;

               (g) Being aware of and monitoring any Client who is a shareholder, director, and/or senior officer of any public company. Any unusual activity, including, but not limited to, the purchase or sale of restricted stock, must be brought to the attention of the Compliance Department.

          2. Security. In order to prevent accidental dissemination of material, non-public information, all personnel will adhere to the following guidelines:

               (a) Inform management when unauthorized personnel enter the premises.

               (b) Lock doors at all times in areas that have confidential and secure files.

               (c) Refrain form discussing sensitive information in public areas.

               (d) Refrain from leaving confidential information on message devices.

               (e) Maintain control of sensitive documents, including, but not limited to, paper and electronic media intended for internal dissemination only.

               (f) Ensure that all fax and e-mail messages which may contain sensitive information are properly sent, and confirm that the intended recipient has received the intended message.

               (g) Forbid passwords to be shared among authorized personnel and/or provided to unauthorized personnel.

V. POLICY ON GIFTS

         A. You may not accept any gift or entertainment that is inappropriate to the circumstances or inconsistent with applicable law or regulations from any person or entity that does business, or desires to do business, with the Adviser or directly with or on behalf of a Client.

         B. You may not give a gift or provide entertainment that is inappropriate to the circumstances or inconsistent with applicable law or regulations to any persons associated with any Securities, Futures Interests, financial organizations, exchanges, member firms, commodity firms, news media, or Clients. You must refrain from the giving or receiving of gifts or entertainment that would be embarrassing to you or the Adviser if made public.

VI. COMPLIANCE

         A. Certificate of Receipt. You are required to acknowledge receipt of your copy of this Code and its policies. A form for this purpose is attached hereto as Appendix I.

         B. Annual Certificate of Compliance. You are required to certify upon the later of (i) commencement of your employment, or (ii) the effective date of this Code and its policies, and in any event annually thereafter, that you have read, understand and agree to comply with this Code and its policies and recognize that you are subject to this Code and its policies. Each annual certificate will also state that you have complied with the requirements of this Code and its policies during the prior year, and that you have disclosed, reported or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities and Futures Interests (other than Excluded Securities) of which you had or acquired Beneficial Ownership. A form for this purpose is attached hereto as Appendix IV.

         C. Remedial Actions. If you violate this Code and its policies, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

VII. REPORTS TO MANAGEMENT AND DIRECTORS OF REGISTERED INVESTMENT COMPANIES.

         A. Reports of Significant Action. The Chief Compliance Officer, or his delegate, will on a timely basis inform the management of the Adviser and the Directors of the Trust of each significant remedial action taken in response to a violation of this Code and its policies. A significant remedial action means any action that has a significant financial effect on the violator, including, but not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

         B. Quarterly Reports. The Chief Compliance Officer, or his delegate, will report quarterly to the management of the Adviser and the Directors of the Trust as to whether there have been any violations of this Code and its policies during the previous quarter.

         C. Annual Reports. The Chief Compliance Officer, or his delegate, will report annually to the management of the Adviser and the Directors of the Trust with regard to efforts to ensure compliance by Covered Persons of the Adviser with their fiduciary obligations to Clients. The annual report will, at a minimum, include the following:

               1. A description of any issues arising under this Code and its policies since the last report to management of the Adviser and the Directors of the Trust, as the case may be, including, but not limited to, information about material violations of this Code and its policies and sanctions imposed in response to any such material violations; and

               2. A certification that the Adviser has adopted procedures reasonably necessary to prevent all Covered Persons from violating this Code and its policies.

VIII. RETENTION OF RECORDS

     The Chief Compliance Officer will maintain, for a period of five years, the records listed below. Such records will be maintained at the Adviser's principal place of business in an easily accessible, but secure, location.

     A. A list of all persons subject to this Code and its policies during the period in question.

     B. The Annual Certificate of Compliance, signed by all persons subject to this Code and its policies, acknowledging that such persons have read, understand and agree to comply with this Code and its policies and recognizing that you are subject to this Code and its policies. The Annual Compliance Certificate will also affirm that such persons have complied with the requirements of this Code and its policies during the prior year, and have disclosed, reported or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities and Futures Interests (other than Excluded Securities) of which such persons had or acquired Beneficial Ownership.

     C. A copy of each Code of Ethics, and any related policies, in effect at any time during the five-year period in question.

     D. A copy of each report filed pursuant to this Code and its policies, and a record of any known violations and actions taken as a result thereof during the period in question.

     E. A record of any decision, and the reasons supporting such decision, to approve or disapprove the acquisition of Securities by Covered Persons, for at least five years after the end of the fiscal year in which such approval is granted or denied.

IX. NOTICES

     For purposes of this Code and its policies, any and all notices, reports, requests for clearance, questions, contacts, or other communications directed to the Chief Compliance Officer shall be considered delivered if given to the Chief Compliance Officer.

X. REVIEW

     This Code and its policies shall from time to time be reviewed by the Adviser to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to the Adviser or to Covered Persons. Covered Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding the implementation or improvement of this Code and its policies.

                                                                     Appendix I


                   CAMPBELL & COMPANY INVESTMENT ADVISER LLC


                       THE CAMPBELL MULTI-STRATEGY TRUST


                         ACKNOWLEDGMENT CERTIFICATION

                    PERSONAL INVESTMENT AND TRADING POLICY
                         STATEMENT ON INSIDER TRADING
                                      AND
                                CODE OF ETHICS


     I hereby certify that I have read and understand the attached Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"). Pursuant to such Policy and Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Policy and Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Policy and Code has occurred.(3) I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to immediate sanctions, including, but not limited to, dismissal.


Date:
     --------------------                       ------------------------------
                                                Signature


                                                ------------------------------
                                                Print Name



-------------------------
(3) The antifraud provisions of the United States securities laws reach insider trading or "tipping" activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                    Appendix II


                   CAMPBELL & COMPANY INVESTMENT ADVISER LLC


                       THE CAMPBELL MULTI-STRATEGY TRUST

                         INITIAL AND ANNUAL REPORT OF
                         PERSONAL SECURITIES HOLDINGS

     In accordance with the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"), please provide the name of any broker, dealer, bank or other institution with which you maintain an account in which any Securities or Futures Interests (including Excluded Securities) are held for your direct or indirect Beneficial Ownership. As described below, please also provide a list of all Securities and Futures Interests (other than Excluded Securities) in which you or any account in which you have a Pecuniary Interest has a Beneficial Interest and all Securities and Futures Interests (other than Excluded Securities) in non-Client accounts for which you make investment decisions. This includes not only Securities and Futures Interests held by brokers, dealers, banks and other institutions, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)  Name of employee:                                    _____________________

(2)  If different than #1, name of the person in whose
     name the account is held:                            _____________________

(3)  Relationship of (2) to (1):                          _____________________

(4)  Institution(s) at which Account is Maintained        _____________________

                                                          _____________________

                                                          _____________________

                                                          _____________________

(5)  Account Number(s):                                   _____________________

                                                          _____________________

                                                          _____________________

                                                          _____________________

(6)  Telephone number(s) of Institution:                  _____________________

                                                          _____________________

                                                          _____________________

                                                          _____________________

(7) For each account, attach your most recent account statement listing Securities and Futures Interests in that account. This information must be current as of a date not more than 45 days before this report is submitted. If you own Securities or Futures Interests that are not listed in an attached account statement, list them below.

     If you have a brokerage account statement that contains all required information regarding your Securities (other than Excluded Securities) in one document, you may satisfy the initial or annual holdings requirement by virtue of attaching that statement to this report. If you do not have such a consolidated statement, you must create a composite report of all required information and submit it to the Chief Compliance Officer, or his delegate, for review and approval.

      Name of Security/Futures Interest*      Symbol        Quantity                Value

1.  _____________________________________  ____________   _____________  ____________________________

2.  _____________________________________  ____________   _____________  ____________________________

3.  _____________________________________  ____________   _____________  ____________________________

4.  _____________________________________  ____________   _____________  ____________________________

5.  _____________________________________  ____________   _____________  ____________________________


*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities and Futures Interests of which I have Beneficial Ownership as defined in the Policy and Code.

I also certify that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Department for every brokerage account listed above that trades in Securities and/or Futures Interests (as defined in the Policy and Code).



                                                ________________________
                                                Signature



                                                ________________________
                                                Print Name


Date:_____________________

                                                                  Appendix III


                   CAMPBELL & COMPANY INVESTMENT ADVISER LLC


                       THE CAMPBELL MULTI-STRATEGY TRUST

                          QUARTERLY BROKERAGE ACCOUNT
                       AND NON-BROKER TRANSACTION REPORT

     You must cause each broker, dealer, bank or other institution which maintains an account for Securities and/or Futures Interests of which you have Beneficial Ownership to provide to the Compliance Department, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Department, within 30 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Securities and/or Futures Interests (other than transactions in Excluded Securities).

I have requested that you receive duplicate statements and confirms on my behalf from the following brokers:

          Name                   Broker              Account Number              Date            Date Account Opened

________________________  _____________________  _____________________  _____________________  _________________________

________________________  _____________________  _____________________  _____________________  _________________________

________________________  _____________________  _____________________  _____________________  _________________________


The following are Securities and/or Futures Interests transactions that have not been reported and/or executed through a broker, dealer, bank or other institution (i.e., direct purchase of a private placement) during the previous calendar quarter.

     Date          Buy/Sell              Security Name               Amount        Price           Broker/Issuer

______________  ______________   _____________________________   _______________ __________  _________________________

______________  ______________   _____________________________   _______________ __________  _________________________

______________  ______________   _____________________________   _______________ __________  _________________________


By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Department for every account that trades in Securities and/or Futures Interests (as defined in the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics).



_____________                             _____________________________________
Date                                           Signature

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any Beneficial Ownership of any Security or Futures Interest during the calendar quarter. The term "Beneficial Ownership" is the subject of a long history of opinions and releases issued by the SEC and generally means that you would receive the benefits of owning such Security or Futures Interest. The term includes, but is not limited to, the following cases and any other examples in the Policy and Code:

     (A) Where the Security and/or Futures Interest is held for your benefit by others (brokers, custodians, banks and/or pledgees);

     (B) Where the Security and/or Futures Interest is held for the benefit of members of your immediate family sharing the same household;

     (C) Where Securities and/or Futures Interests are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or if you have or share investment control over the Securities and/or Futures interests held by such entity;

     (D) Where Securities and/or Futures interests are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

     (E) Where Securities and/or Futures Interests are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     Notwithstanding the foregoing, none of the following transactions need be reported:

     (A) Transactions in securities which are direct obligations of the United States;

     (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

     (C) Shares of registered open-end investment companies (other than registered open-end investment companies advised by the Adviser).

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities), including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a Futures Interest or other right, state the title and tenure of the interest or right.

3. Futures Interests Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be sent to the Compliance Department by your broker, dealer, bank or other institution. Please diligently ensure that this occurs if you report a Futures Interests transaction.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of Security, purchase or sale of Futures Interest, or exercise of a right).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, number of contracts, the face amount of debt securities or other units of other securities. For options, state the amount of Securities or contracts subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust or other entity, state the entire amount of Securities or Futures Interests involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer, Bank or Other Institution Effecting Transaction. State the name of the broker, dealer, bank or other institution with or through which the transaction was effected.

9.   Signature. Sign the form in the space provided.

10. Filing of Report. This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.

                                                                    Appendix IV


                   CAMPBELL & COMPANY INVESTMENT ADVISER LLC


                       THE CAMPBELL MULTI-STRATEGY TRUST

                      ANNUAL CERTIFICATION OF COMPLIANCE

     I hereby certify that I have complied with the requirements of the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"), for the year ended December 31, ____. Pursuant to the Policy and Code, I have disclosed or reported all personal Securities and Futures Interests holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Policy and Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Policy and Code has occurred.


Date:_____________________           _______________________________
                                     Signature


                                     _______________________________
                                     Print Name

                                                                     Appendix V


                   CAMPBELL & COMPANY INVESTMENT ADVISER LLC


                       THE CAMPBELL MULTI-STRATEGY TRUST

                    COVERED PERSON TRADE PRECLEARANCE FORM
                 PLEASE USE A SEPARATE FORM FOR EACH SECURITY


__________________________________________________________________________________________________________
Name of Employee (please print)

__________________________________________________________________________________________________________
Department                                           Supervisor                         Telephone

__________________________________________________________________________________________________________
Broker                                               Account Number                     Telephone

__________________________________________________________________________________________________________
[_] Buy [_] Sell                                                                        Ticker Symbol

__________________________________________________________________________________________________________


__________________________________________________________________________________________________________
Quantity                                             Issue (Full Security Description)

__________________________________________________________________________________________________________

Source of Idea (please explain where you learned of the Trade Opportunity):
__________________________________________________________________________________________________________

____________________________________________________________________________________________
                          Private Placement      Traded Security in
IPO                                              Prior 60 Days           Short Sale

 [_] Yes [_] No            [_] Yes [_] No         [_] Yes [_] No          [_] Yes [_] No
__________________________________________________________________________________________________________
Approvals
__________________________________________________________________________________________________________
This area reserved for Compliance Officer use only
__________________________________________________________________________________________________________
Trade Has Been                                                Date Approved

[ ] Approved               [ ] Not Approved


Legal / Compliance (if required)
__________________________________________________________________________________________________________


     Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, resubmitting a new preclearance form is required. It is each employee's responsibility to comply with all provisions of the Policy and Code. Obtaining preclearance satisfies the preclearance requirements of the Policy and Code and does not imply compliance with any of the other provisions of the Policy and Code.

     Preclearance procedures apply to all employees and their immediate family (as defined by the Policy and Code) including: a) all accounts in the name of the employee or the employee's spouse or minor children; b) all accounts in which any of such persons have a beneficial ownership interest; and c) all other accounts over which any such person exercises any investment discretion. Please see the Policy and Code for the complete definition of immediate family.

     By signing below the employee certifies the following: The employee agrees that the above order is in compliance with the Policy and Code and is not based on knowledge of an actual Client order within the previous seven business days in the Security that is being purchased or sold, or knowledge that the Security is being considered for purchase or sale in one or more specific Client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the Security or the issuer of the Security.



______________________________                      __________________________
Employee Signature                                  Date


          PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE
                          DEPARTMENT FOR ALL TRADES.